UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2010

COMBINATORX, INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-51171	04-3514457
(Commission File No.)	(IRS Employer Identification No.)

245 First Street

Third Floor
Cambridge, MA 02142
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (617) 301-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Adoption of Director Compensation Policy

On June 3, 2010, based on the recommendation of the nominating and corporate governance committee, the compensation committee of the Board of Directors of CombinatoRx, Incorporated ("CombinatoRx") adopted a new non-employee director compensation policy (the "Director Compensation Policy"), to replace the previous non-employee director compensation policy.

Under the terms of the Director Compensation Policy, effective July 1, 2010, non-employee directors will each receive an annual cash retainer in the amount of $30,000, payable quarterly, for their service as directors. The non-executive chairperson of the board will receive an additional cash retainer of $15,000, but will not be eligible for retainers for also serving as the chairperson of a committee. Each non-employee director will also receive an annual cash retainer of $5,000, payable quarterly, for each standing committee of the Board of Directors they serve on. The chairperson of the audit committee will receive an additional $12,500 per year for his or her service, the chairpersons of the compensation committee and the nominating and corporate governance committee will each receive $7,000 per year for his or her service.

Under the terms of the Director Compensation Policy, effective July 1, 2010, non-employee directors will be entitled to receive options under the CombinatoRx Amended and Restated 2004 Incentive Plan to purchase 30,000 shares of CombinatoRx's common stock, par value $0.001, (the "Common Stock") upon initial election or appointment to the Board of Directors and an annual grant of options to purchase 15,000 shares of Common Stock for service at and after each annual meeting of stockholders. The exercise price of all options granted to non-employee directors may not be less than 100% of the fair market value of the Common Stock on the date of the grant. All options granted pursuant to the Director Compensation Policy expire ten years after the date of grant and, in the case of grants upon initial election or appointment, become exercisable as to 25% on the first anniversary of the date of grant and in increments of 6.25% at the end of each three month period thereafter. Option grants made pursuant to the Director Compensation Policy on an annual basis will become fully exercisable on the first anniversary of the date of grant.

2010 Annual Meeting Date

On June 4, 2010, CombinatoRx issued a press release announcing that it currently plans to hold its 2010 Annual Meeting of Stockholders (the "2010 Annual Meeting") at 8:30 a.m., Eastern Time, on Wednesday, September 8, 2010, at CombinatoRx's offices in Cambridge, Massachusetts. Stockholders of record as of the close of business on July 12, 2010 will be entitled to notice of and to vote at the 2010 Annual Meeting. A copy of the press release, dated June 4, 2010, is filed herewith as Exhibit 99.1.

Stockholder Proposal and Nomination Deadline

The 2010 Annual Meeting date represents a change of more than 30 days from the anniversary of CombinatoRx's 2009 Annual Meeting of Stockholders. As a result, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, CombinatoRx has set a new deadline for the receipt of any stockholder proposals submitted pursuant to Rule 14a-8 for inclusion in the Company's proxy materials for the 2010 Annual Meeting. The new deadline for the submission of such stockholder proposals is the close of business on June 14, 2010. Such proposals should be delivered to: CombinatoRx, Incorporated, 245 First Street, Third Floor, Cambridge, Massachusetts 02142, Attention: Jason F. Cole, Esq., Secretary. CombinatoRx recommends that such proposals be sent by certified mail, return receipt requested. Such proposals will also need to comply with the rules of the Securities and Exchange Commission regarding the inclusion of stockholder proposals in CombinatoRx's proxy materials, and may be omitted if not in compliance with applicable requirements.

Under CombinatoRx's current by-laws, proposals of business and nominations for directors other than those to be included in CombinatoRx's proxy materials following the procedures described in Rule 14a-8 may be made by stockholders if notice is timely given and if the notice contains the information required by CombinatoRx's by-laws. To be timely, a notice with respect to the 2010 Annual Meeting must be delivered to the Secretary of CombinatoRx no later than the close of business on June 14, 2010. Such proposals or nominations should be delivered to: CombinatoRx, Incorporated, 245 First Street, Third Floor, Cambridge, Massachusetts 02142, Attention: Jason F. Cole, Esq., Secretary.

The description of the press release set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.            Financial Statements and Exhibits.

(d)    Exhibits
Exhibit No.	Description
99.1	Press release of CombinatoRx, Incorporated dated June 4, 2010.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBINATORX, INCORPORATED
	By:	/s/ Jason F. Cole
Name: Jason F. Cole
Title: Senior Vice President and
General Counsel
Dated: June 4, 2010

Index to Exhibits
Exhibit No.	Description
99.1	Press release of CombinatoRx, Incorporated dated June 4, 2010.